Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Anebulo Pharmaceuticals, Inc. on Form S-8 (No. 333-264432) and Form S-1 (No. 333-268113) of our report dated September 25, 2024, on our audits of the financial statements as of June 30, 2024 and 2023 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about September 25, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
September 25, 2024